CALCULATION OF NET INCOME PER COMMON SHARE


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

                                       1997    1996       1995     1994     1993
                                      -------------------------------------------

Dilutive options outstanding at
 end of period  (000)                    188        0         0      625      489

Proceeds of dilutive options if
 exercised  (000)                     $  199   $    0    $    0   $3,260   $1,123
-Shares assumed to have been
 repurchased from proceeds of
 options if exercised (assuming
 average share price)  (000)              68        0         0      446      379
Increase in shares  (000)                120        0         0      179      110
Weighted average common shares
 outstanding (000)                     4,410    4,076     3,848    3,631    3,804
                                      -------------------------------------------
Weighted average common shares
 outstanding for calculation of
 primary and fully diluted earnings
 per share  (000)                      4,530    4,076     3,848    3,810    3,914
                                      -------------------------------------------

Net income (loss)  (000)              $  426  ($5,857)  ($2,321)  $2,684   $1,745
                                      -------------------------------------------

Net income (loss) per common
 share as set forth in the
 Statements of Operations based on
 weighted average common shares
 outstanding during each period       $ 0.09  ($ 1.44)  ($ 0.60)  $ 0.70   $ 0.45
                                      -------------------------------------------

Additional Primary and Fully
 Diluted Earnings per Share
 Computations*

Primary earnings per
 common share                         $ 0.09  ($ 1.44)  ($ 0.60)  $ 0.70   $ 0.45
                                      -------------------------------------------
Fully diluted earnings per common
 share                                $ 0.09  ($ 1.44)  ($ 0.60)  $ 0.70   $ 0.45
                                      -------------------------------------------


<F*>  This calculation is submitted in accordance with Securities Exchange
      Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB No. 15 because it results in dilution of less than 3%.

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